UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2017

NOCOPI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	0-20333	87-0406496
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Shoemaker Road, Suite 104

King of Prussia, Pennsylvania 19406

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (610) 834-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2017, Marc Rash was elected to the Board of Directors of Nocopi Technologies, Inc. Mr. Rash serves as an Executive Vice President of Keystone Property Group Inc. As such, Mr. Rash has extensive dealings with numerous lenders and investors. He has over 20 years of real estate experience, including the redevelopment of apartments, shopping centers, and industrial/office space. Before joining KPG, Mr. Rash was an agent with the IRS, specializing in auditing large corporations and high net worth individuals. He is a member of the Pennsylvania Bar Association and the American Institute of Certified Public Accountants. Mr. Rash graduated from the University of North Carolina with a BS in Accounting and received a Juris Doctor from Delaware Law School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCOPI TECHNOLOGIES, INC.

Date: September 13, 2017	By:	/s/ Rudolph A. Lutterschmidt
Rudolph A. Lutterschmidt Chief Financial Officer